EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AMERCO

Reno, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-56571 and 333-193427) of AMERCO and consolidated subsidiaries (the “Company”) of our reports dated May 28, 2014, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Phoenix, Arizona

May 28, 2014